Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 13, 2018 (this “Amendment”), to the Credit Agreement, dated as of December 12, 2016 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended hereby, the “Amended Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Amended Credit Agreement), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, and BLUE BIRD GLOBAL CORPORATION, a Delaware corporation, each as Intermediate Parents, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and BANK OF MONTREAL, as an Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, respectively, the “Administrative Agent”), and Fifth Third Bank and Branch Banking and Trust Company, each as an Issuing Bank.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested (A) Supplemental Term Commitments (as defined herein) in an aggregate principal amount of $50,000,000, (B) Supplemental Revolving Commitments (as defined herein) in an aggregate principal amount of $25,000,000, and (C) certain other amendments to the Credit Agreement, in each case subject to the terms and conditions set forth herein and in the Amended Credit Agreement;

WHEREAS, the proceeds of the Supplemental Term Loans will be used by the Borrower to fund the Specified Distribution, and to pay transaction costs, fees and expenses related thereto and in connection with this Amendment; and

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.                                           Supplemental Term Commitments.

(a)                                 Each Supplemental Term Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, to make the Supplemental Term Loans to the Borrower on the First Amendment Funding Date in accordance with Section 2.01(b) of the Amended Credit Agreement in the aggregate principal amount set forth opposite such Supplemental Term Lender’s name in Exhibit A hereto under the heading “Supplemental Term Commitment”.  The Supplemental Term Loans shall be deemed to be part of the same tranche of term loans as the Initial Term Loans.  Amounts borrowed under this Section 1(a) and repaid or prepaid may not be reborrowed.  Except as otherwise expressly provided herein, the Supplemental Term Loans will have the same terms as the Initial Term Loans, and no ticking, commitment or similar fee shall be payable with respect to the Supplemental Term Commitments.

(b)                                 The obligation of each Supplemental Term Lender to make a Supplemental Term Loan is subject to the request therefor in accordance with Section 2.03 of the Credit Agreement and the satisfaction of the conditions set forth in Sections 4.02(a) and 4.02(b) of the Credit Agreement during the

Supplemental Term Loan Availability Period (the date on which such conditions are satisfied and such Supplemented Term Loans are borrowed, the “First Amendment Funding Date”).

(c)                                  Interest on the Supplemental Term Loans shall be payable in accordance with, and at the rates specified in, Section 2.13 of Amended Credit Agreement.  Each Supplemental Term Lender hereby agrees the initial Interest Period with respect to the Supplemental Term Loans being made on the First Amendment Funding Date shall be the number of days equal to the remaining period of the Interest Period of Initial Term Loans expiring next after the First Amendment Funding Date.

(d)                                 The proceeds of the Supplemental Term Loans shall be used by the Borrower to fund the Specified Distribution, and to pay transaction costs, fees and expenses related thereto and in connection with this Amendment.

(e)                                  Unless previously terminated, the Supplemental Term Commitments shall terminate immediately after the making of the Supplemental Term Loans to the Borrower on the First Amendment Funding Date or, if earlier, upon the expiration of the Supplemental Term Loan Availability Period.

(f)                                   The Borrower shall repay the Supplemental Term Loans in accordance with Sections 2.09 and 2.10 of the Amended Credit Agreement, after giving effect to this Amendment.

(g)                                  The Supplemental Term Loans shall be prepaid on the same basis as the Initial Term Loans.  The maturity date for the Supplemental Term Loans shall be the Term Maturity Date under the Amended Credit Agreement.  On the Term Maturity Date, the Borrower shall repay in full the outstanding aggregate principal amount of the Supplemental Term Loans.

Section 2.                                           Supplemental Revolving Commitments.

(a)                                 Each Revolving Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Amended Credit Agreement and subject to the conditions set forth herein, to increase its Revolving Commitment in the aggregate principal amount set forth opposite such Revolving Lender’s name in Exhibit A hereto under the heading “Supplemental Revolving Commitment” (the “Supplemental Revolving Commitments”).  The aggregate Revolving Commitments after giving effect to the Supplemental Revolving Commitments shall be $100,000,000.

(b)                                 Except as expressly provided herein, the terms and provisions of the Revolving Commitments (as increased by the Supplemental Revolving Commitments) and the Revolving Loans and other extensions of credit made pursuant thereto (if any) under the Amended Credit Agreement shall be identical to the terms and provisions of, and shall be deemed to be part of the same tranche of revolving commitments as, the existing Revolving Commitments and the Revolving Loans and other extensions of credit made pursuant thereto (if any), and any other related terms will have correlative meanings mutatis mutandis with the terms in the Amended Credit Agreement.

(c)          Section 2.20(d) of the Amended Credit Agreement shall apply with respect to the Supplemental Revolving Commitments and the Revolving Lenders under the Amended Credit Agreement as if set forth in full herein and modified mutatis mutandis.

Section 3.                                           Amendments to Credit Agreement.

Effective as of the First Amendment Effective Date (as hereinafter defined), the parties hereby agree to amend the Credit Agreement as follows:

(a)                                 Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“First Amendment” means the First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Issuing Banks party thereto and the Administrative Agent.

“First Amendment Effective Date” means September 13, 2018.

“First Amendment Funding Date” has the meaning set forth in the First Amendment.

“Initial Term Commitment” means, with respect to each Initial Term Lender, the commitment, if any, of such Initial Term Lender to make an Initial Term Loan hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Initial Term Loan to be made by such Initial Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The amount of each Initial Term Lender’s Initial Term Commitment as of the Closing Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Initial Term Lender shall have assumed its Initial Term Commitment, as the case may be. The initial aggregate amount of the Initial Term Lenders’ Initial Term Commitments on the Closing Date was $160,000,000.

“Initial Term Lender” means a Lender with an Initial Term Commitment or an outstanding Initial Term Loan.

“Initial Term Loans” means Loans made pursuant to clause (a) of Section 2.01.  The aggregate outstanding principal amount of Initial Term Loans on the First Amendment Effective Date is $148,000,000.

“Specified Distribution” means the Restricted Payment in an aggregate amount not to exceed $50,000,000 by the Borrower and any Intermediate Parent to any Intermediate Parent and Holdings, which will be used by Holdings to make a Restricted Payment to its direct or indirect shareholders on or after the First Amendment Funding Date and prior to the expiration of the Supplemental Term Loan Availability Period (or such later date as may be agreed to by the Administrative Agent in its sole discretion), which amount shall be funded solely by the net cash proceeds of the Supplemental Term Loans and unrestricted available cash.

“Supplemental Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to increase its Revolving

Commitments on the First Amendment Effective Date.  The amount of each Revolving Lender’s Supplemental Revolving Commitment as of the First Amendment Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Supplemental Revolving Commitment, as the case may be. The initial aggregate amount of the Revolving Lenders’ Supplemental Revolving Commitments is $25,000,000.

“Supplemental Term Commitment” means, with respect to each Supplemental Term Lender, the commitment, if any, of such Supplemental Term Lender to make a Supplemental Term Loan hereunder on the First Amendment Funding Date, expressed as an amount representing the maximum principal amount of the Supplemental Term Loan to be made by such Supplemental Term Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Supplemental Term Lender pursuant to an Assignment and Assumption. The amount of each Supplemental Term Lender’s Supplemental Term Commitment as of the First Amendment Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Supplemental Term Commitment, as the case may be. The initial aggregate amount of the Supplemental Term Lenders’ Supplemental Term Commitments is $50,000,000.

“Supplemental Term Facility” has the meaning assigned to such term in Section 2.01.

“Supplemental Term Lender” means a Lender with a Supplemental Term Commitment.

“Supplemental Term Loan” means Loans made pursuant to clause (b) of Section 2.01.  The aggregate outstanding principal amount of Supplemental Term Loans on the First Amendment Funding Date will be $50,000,000.

“Supplemental Term Loan Availability Period” means the period from October 1, 2018, through and including October 31, 2018.

(b)                                 The definition of “Alternate Base Rate” is hereby amended by inserting the following immediately prior to the last sentence thereof:

“If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.”

(c)                                  The definition of “Applicable Rate” is hereby amended and restated in its entirety as follows:

“Applicable Rate” means:

(i)                                     On the First Amendment Effective Date and thereafter, until changed in accordance with the following provisions, the Applicable Rate shall be set at Level III in the matrix referred to in clause (ii) below.

(ii)                                  Commencing with the fiscal quarter of Holdings ended on September 30, 2018, and continuing with each fiscal quarter thereafter, the Administrative Agent shall determine the Applicable Rate in accordance with the following matrix, based on the Total Net Leverage Ratio:

Level	Total Net Leverage Ratio	ABR Loans	Eurodollar Loans
I	Less than 2.00x	0.75%	1.75%
II	Greater than or equal to 2.00x and less than 2.50x	1.00%	2.00%
III	Greater than or equal to 2.50x and less than 3.00x	1.25%	2.25%
IV	Greater than or equal to 3.00x and less than 3.25x	1.50%	2.50%
V	Greater than or equal to 3.25x and less than 3.50x	1.75%	2.75%
VI	Greater than 3.50x	2.00%	3.00%

(iii)                               Changes in the Applicable Rate based upon changes in the Total Net Leverage Ratio shall become effective on the third Business Day following the receipt by the Administrative Agent pursuant to Section 5.01(a) (in the case of the last fiscal quarter of any fiscal year) or Section 5.01(b) (in the case of the first three quarters of any fiscal year), as the case may be, of the financial statements of Holdings for the Testing Period most recently ended, accompanied by a Compliance Certificate in accordance with Section 5.01(c), demonstrating the computation of the Total Net Leverage Ratio. Notwithstanding the foregoing provisions, during any period when (A) Holdings has failed to timely deliver its consolidated financial statements referred to in Section 5.01(a) or Section 5.01(b), as applicable, accompanied by a Compliance Certificate in accordance with Section 5.01(c) and has continued to fail to so deliver after receiving three Business Days’ notice in writing from the Administrative Agent, or (B) an Event of Default has occurred and is continuing, the Applicable Rate shall be set at Level VI in the above matrix, regardless of the Total Net Leverage Ratio at such time. The above matrix does not modify or waive, in any respect, the rights of the Administrative Agent and the Lenders to charge any default rate of interest or any of the other rights and remedies of the Administrative Agent and the Lenders hereunder.

(d)                                 The definition of “Commitment” is hereby amended and restated in its entirety as follows:

“Commitment” means (a) with respect to any Lender, its Revolving Commitment (as increased by its Supplemental Revolving Commitment on the First Amendment Effective Date), Revolving Commitment Increase, Initial Term Commitment, Supplemental Term Commitment or Incremental Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

(e)                                  The definition of “Consolidated Net Debt” is hereby amended and restated in its entirety as follows:

“Consolidated Net Debt” means, as of any date of determination, (a) Consolidated Total Debt minus (b) Unrestricted Cash (as determined based on a trailing four fiscal quarter average basis); provided, however, that to the extent the calculation of Consolidated Net Debt is used for purposes of determining Total Net Leverage Ratio in connection with permitting the incurrence of Indebtedness, the proceeds of such Indebtedness shall not be included in the Unrestricted Cash referred to in clause (b) of this definition; provided, further, that to the extent the Supplemental Term Loan is not applied to finance the Specified Distribution prior to the expiration of the Supplemental Term Loan Availability Period (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the net cash proceeds received by the Borrower in respect of the Supplemental Term Loan on the First Amendment Funding

Date shall not be included in the Unrestricted Cash referred to in clause (b) of this definition (such excluded Unrestricted Cash, the “Excluded Cash”); provided, further, that the calculation of Excluded Cash shall be decreased on a dollar for dollar basis for any voluntary prepayments of Term Loan Borrowings made by the Borrower pursuant to Section 2.11(a) following the Supplemental Term Loan Availability Period until the Excluded Cash is equal to $0.

(f)                                   The definition of “Incremental Cap” is hereby amended and restated in its entirety as follows:

“Incremental Cap” means $75,000,000, which amount shall not be reduced by the Supplemental Term Loans or the Supplemental Revolving Commitments.

(g)                                  The definition of “Revolving Commitment” is hereby amended and restated in its entirety as follows:

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The initial amount of each Lender’s Revolving Commitment as of the Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments on the Closing Date was $75,000,000. The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date after giving effect to the Supplemental Revolving Commitments is $100,000,000.

(h)                                 The definition of “Revolving Maturity Date” is hereby amended by replacing the words “Closing Date” with “First Amendment Effective Date”.

(i)                                     The definition of “Term Commitment” is hereby amended and restated in its entirety as follows:

“Term Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make an Initial Term Loan hereunder on the Closing Date and/or a Supplemental Term Loan hereunder on the First Amendment Funding Date.

(j)                                    The definition of “Term Loans” is hereby amended and restated in its entirety as follows:

“Term Loans” means, collectively, Initial Term Loans, Supplemental Term Loans and any other term loans made pursuant to a Term Commitment Increase, as the context requires.

(k)                                 The definition of “Term Maturity Date” is hereby amended by replacing the words “Closing Date” with “First Amendment Effective Date”.

(l)                                     A new Section 1.09 of the Credit Agreement is hereby inserted as follows:

“SECTION 1.09                                Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”.”

(m)                             Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions set forth herein, (a) each Initial Term Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date denominated in dollars in a principal amount not exceeding its Initial Term Commitment (the “Initial Term Facility”), (b) each Supplemental Term Lender severally agrees to make a Supplemental Term Loan to the Borrower on the First Amendment Funding Date denominated in dollars in a principal amount not exceeding its Supplemental Term Commitment (the “Supplemental Term Facility” and, together with the Initial Term Facility, the “Term Facility”), (c) each Incremental Term Lender severally agrees to make one or more Incremental Term Loans to the Borrower as specified in this Agreement denominated in dollars from time to time in an aggregate principal amount not exceeding its Incremental Term Commitment, and (d) each Revolving Lender severally agrees to make Revolving Loans to the Borrower denominated in dollars from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment (the “Revolving Facility”). Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Initial Term Loans, Supplemental Term Loans or Incremental Term Loans may not be reborrowed.”

(n)                                 Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Unless previously terminated, (i) the Initial Term Commitments shall terminate upon the Borrowing of Term Loans on the Closing Date, (ii) the Supplemental Term Commitments shall terminate on the First Amendment Funding Date or, if earlier, upon the expiration of the Supplemental Term Loan Availability Period and (iii) the Revolving Commitments shall terminate on the Revolving Maturity Date.”

(o)                                 Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)                           Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Term Loan Borrowings (but without any requirement to repay the Supplemental Term Loans or terminate any portion of the Supplemental Term Commitments, in each case, prior to the First Amendment Funding Date) on the last day of each fiscal quarter of Holdings in the amounts set forth below:

Date (calendar year)	Amount
Q3 2018	$1,850,000
Q4 2018	$2,475,000

Date (calendar year)	Amount
Q1 2019	$2,475,000
Q2 2019	$2,475,000
Q3 2019	$2,475,000
Q4 2019	$2,475,000
Q1 2020	$2,475,000
Q2 2020	$2,475,000
Q3 2020	$2,475,000
Q4 2020	$2,475,000
Q1 2021	$2,475,000
Q2 2021	$2,475,000
Q3 2021	$2,475,000
Q4 2021	$3,712,500
Q1 2022	$3,712,500
Q2 2022	$3,712,500
Q3 2022	$3,712,500
Q4 2022	$4,950,000
Q1 2023	$4,950,000
Q2 2023	$4,950,000
Term Maturity Date	All unpaid principal of the Term Loans

; provided that if any such date is not a Business Day, such payment shall be due on the next preceding Business Day.”

(p)                                 Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.14              Alternate Rate of Interest.  (a)                              If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)                                           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

(ii)                                        the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, then such Borrowing shall be made as an ABR Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(b)                                 If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the ICE Benchmark Administration or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Adjusted Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement as may be applicable.  Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b), (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Loans shall be ineffective and (ii) if any Borrowing Request requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of ABR Loans; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(q)                                 Article III of the Credit Agreement is hereby amended by adding a new Section 3.22 at the end thereof as follows:

“SECTION 3.22  Beneficial Ownership. The information included in the Beneficial Ownership Certification executed and delivered to the Administrative Agent and the Lenders by the Borrower in accordance with Section 5.01(f), as updated from time to time in accordance with this Agreement, is true and correct in all respects.  Each

Loan Party acknowledges and agrees that the Beneficial Ownership Certification, if any, shall constitute one of the Loan Documents.”

(r)                                    Section 5.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)                             (i) promptly following any request therefor, (A) such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing or (B) information and documentation reasonably requested by the Administrative Agent on behalf of itself or any Lender for purposes of compliance with applicable “know-your-customer” requirements under the USA PATRIOT Act or other applicable Anti-Money Laundering Laws and (ii) promptly upon the Borrower ceasing to be an “exempt person” under 31 C.F.R. § 1020.315(b) and following any request therefor, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulations, a Beneficial Ownership Certification in relation to the Borrower.”

(s)                                   Section 5.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (f) thereof, replacing the “.” at the end of clause (g) thereof with “;” and by adding a new clause (h) immediately thereafter as follows:

“(h)                           any change in the information provided in any Beneficial Ownership Certification delivered pursuant to this Agreement that would result in a change to the beneficial owners identified in parts (c) or (d) of such Beneficial Ownership Certification.”

(t)                                    Section 5.10 of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

“The Borrower will use the proceeds of (i) the Term Loans and the Revolving Loans incurred on the Closing Date, if any, to finance the Transaction occurring on the Closing Date, and (ii) the Supplemental Term Loans incurred on the First Amendment Funding Date (a) during the Supplemental Term Loan Availability Period (or such later date as may be agreed to by the Administrative Agent in its sole discretion), to fund the Specified Distribution and to pay transaction costs, fees and expenses payable in connection with the Specified Distribution and the First Amendment or (b) thereafter, for Permitted Acquisitions, capital expenditures, working capital and any other general corporate purposes not prohibited by the Loan Documents.”

(u)                                 Section 6.06(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)                         the Specified Distribution; provided that if the First Amendment Funding Date does not occur during the Supplemental Term Loan Availability Period, no Restricted Payment shall be permitted under this clause (iii);”

(v)                                 Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 6.10  Total Net Leverage Ratio.  Holdings will not permit the Total Net Leverage Ratio as of the last day of any Test Period ending during any period set forth below to be greater than the ratio set forth opposite such period:

Period	Maximum Total Net Leverage Ratio
First Amendment Effective Date through the fiscal quarter ending June 30, 2019	4.00:1.00
Fiscal quarter ending September 30, 2019 through the fiscal quarter ending September 30, 2021	3.75:1.00
Fiscal quarter ending December 31, 2021 and thereafter	3.50:1.00

(w)                               Schedule 2.01 to the Credit Agreement is hereby amended and restated as of the First Amendment Effective Date in its entirety as set forth on Exhibit A attached hereto.

Section 4.                                           Conditions to Effectiveness of Amendment.  Section 3 of this Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions have been satisfied or waived:

(a)                                 The Administrative Agent (or its counsel) shall have received (i) a duly executed and completed counterpart hereof that bears the signature of the Borrower and each other Loan Party, (ii) a duly executed and completed counterpart hereof that bears the signature of the Administrative Agent and (iii) a duly executed and completed counterpart hereof that bears the signature of each of the Lenders, the Supplemental Term Lenders and each Issuing Bank;

(b)                                 The Administrative Agent shall have received an Acknowledgment and Confirmation in the form of Annex I hereto from an authorized officer of each Loan Party;

(c)                                  The Administrative Agent shall have received (i) reimbursement of reasonable and documented out of pocket expenses (to the extent invoiced no later than three Business Days prior to the First Amendment Effective Date) in connection with this Amendment and the other transactions contemplated hereby in accordance with Section 9.03 of the Credit Agreement, (ii) on behalf of itself, BMO Capital Markets Corp., as lead arranger, and each Lender consenting to this Amendment, the fees owed to it, BMO Capital Markets Corp. and/or such Lender pursuant to that certain mandate letter, dated as of August 24, 2018, between the Borrower and BMO Capital Markets Corp. and (iii) on behalf of each Lender, all accrued interest on outstanding Loans on the First Amendment Effective Date and, if such Lender is a Revolving Lender, all commitment fees and participation fees payable under Section 2.12 of the Credit Agreement, whether or not any such amounts are then due and payable;

(d)                                 No Event of Default or Default shall have occurred and be continuing both before and after giving effect to the transactions contemplated by this Amendment, including the funding of the Supplemental Term Loans;

(e)                                  The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that, (i) after giving effect to this Amendment, to the Supplemental Revolving Commitments, to the Supplemental Term Loans (assuming such Supplemental Term Loans have been fully funded on the First Amendment Effective Date) and to any other Loans or other extensions of credit to be made to the Borrower on the First

Amendment Effective Date, the representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) on and as of the First Amendment Effective Date (except to the extent such representation and warranty speaks to an earlier date, in which case such representation and warranty is true and correct in all material respects (or, to the extent such representations and warranties are qualified by materiality, in all respects) on and as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date both before and after giving effect to this Amendment, to the Supplemental Revolving Commitments, to the Supplemental Term Loans (assuming such Supplemental Term Loans have been fully funded on the First Amendment Effective Date) and to any other Loans or extensions of credit to be made to the Borrower on the First Amendment Effective Date;

(f)                                   The Administrative Agent shall have received a certificate of each Loan Party, dated as of the First Amendment Effective Date, in form and substance reasonably acceptable to the Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching a copy of (i) each Organizational Document of each Loan Party, certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing this Amendment, (iii) resolutions of the Board of Directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment and the Loan Documents to which it is a party, in each case, certified as of the First Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, as applicable;

(g)                                  The Administrative Agent shall have received a certificate of the chief financial officer or treasurer (or other comparable officer) of Holdings certifying the solvency, after giving effect to this Amendment and assuming the Supplemental Term Loans have been fully funded on the First Amendment Effective Date, of Holdings and its Subsidiaries on a consolidated basis in substantially the form of Exhibit E to the Amended Credit Agreement;

(h)                                 The Administrative Agent shall have received the executed legal opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the First Amendment Effective Date) of (i) Weil Gotshal & Manges LLP, New York counsel to the Loan Parties, and (ii) Smith, Gambrell & Russell, LLP, Georgia counsel to the Loan Parties, in each case, in form and substance reasonably satisfactory to the Administrative Agent;

(i)                                     The Administrative Agent shall have received at least two (2) Business Days prior to the First Amendment Effective Date all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least five (5) Business Days prior to the First Amendment Effective Date by the Administrative Agent required by regulatory authorities under applicable Anti-Money Laundering Laws, including the USA PATRIOT Act and other “know your customer” rules and regulations; and

(j)                                    After giving effect to this Amendment, to the Supplemental Revolving Commitments and to the Supplemental Term Loans (assuming such Supplemental Term Loans have been fully funded on the First Amendment Effective Date) and any other Loans or credit extensions to be made to the Borrower on the First Amendment Effective Date, the Borrower is in pro forma compliance with the financial covenant set forth in Section 6.10 of the Amended Credit Agreement as of the last day of the most recent Test Period.

Section 5.                                           Representations and Warranties.  Each Loan Party party hereto represents and warrants to each of the Lenders and the Administrative Agent that as of the First Amendment Effective Date:

(a)                                 Such Loan Party is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has all corporate or other organizational power and authority to carry on its business and to execute, deliver and perform its obligations under this Amendment and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

(b)                                 This Amendment has been duly authorized by all necessary corporate or other organizational action and, if required, action by the holders of such Loan Party’s Equity Interests.  This Amendment has been duly executed and delivered by each such Loan Party and constitutes, and the Amended Credit Agreement constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and implied covenants of good faith and fair dealing.

(c)                                  The execution, delivery and performance of this Amendment by such Loan Party, the Loans provided for hereunder and the use of the proceeds thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except (x) such as have been obtained or made and are in full force and effect except filings necessary to perfect Liens created under the Loan Documents or (y) for consents, approvals, registrations, filings or other actions the failure to make or obtain would not reasonably be expected to be adverse in any material respect to the rights of the Administrative Agent or the lenders, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon Holdings, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder except (in the case of each of clauses (b)(ii) and (c) to the extent that such violation, individually or in the aggregate, would not as would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents or constituting Permitted Encumbrances.

Section 6.                                           Effect of Amendment.

(a)                                 Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders and Administrative Agent under the Credit Agreement or the other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents or any other provision of the Credit Agreement or of any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b)                                 On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement.

(c)                                  This Amendment and the Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

Section 7.                                           General.

(a)                                 GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                                 Incorporation by Reference.  The parties hereto acknowledge and agree that Sections 9.03, 9.05, 9.09, 9.10, 9.12 and 9.18 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

(c)                                  Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

(d)                                 Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

(e)                                  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   Headings.  The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

BORROWER:	BLUE BIRD BODY COMPANY

By:
		Name:	Phil Tighe
		Title:	Chief Financial Officer

HOLDINGS:	BLUE BIRD CORPORATION

By:
		Name:	Phil Tighe
		Title:	Chief Financial Officer

GUARANTORS:	BLUE BIRD GLOBAL CORPORATION

By:
		Name:	Phil Tighe
		Title:	Chief Financial Officer

PEACH COUNTY HOLDINGS, INC.

By:
		Name:	Phil Tighe
		Title:	Chief Financial Officer

SCHOOL BUS HOLDINGS INC.

By:
		Name:	Phil Tighe
		Title:	Chief Financial Officer

[Signature Page to First Amendment]

BANK OF MONTREAL, as Administrative Agent, Swingline Lender, Issuing Bank and a Lender

By:
	Name:	Tomasz Milewski
	Title:	Director

[Signature Page to First Amendment]

REGIONS BANK, as a Lender

By:
	Name:	Adam Muhib
	Title:	Director

[Signature Page to First Amendment]

FIFTH THIRD BANK, as a Lender

By:
	Name:	Anne B. Kelly
	Title:	Managing Director

[Signature Page to First Amendment]

J.P. MORGAN, as a Lender

By:
	Name:	John Kushnerick
	Title:	Executive Director

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender

By:
	Name:	Michael McKenzie
	Title:	AVP

[Signature Page to First Amendment]

BANK OF THE WEST, as a Lender

By:
	Name:	Mary Smith
	Title:	Managing Director

[Signature Page to First Amendment]

SANTANDER BANK, N.A., as a Lender

By:
	Name:	Karen Ng
	Title:	Senior Vice President

[Signature Page to First Amendment]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:
	Name:	Bradley Sands
	Title:	Vice President

[Signature Page to First Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:
	Name:	Wallace Lo
	Title:	Duly Authorized Signatory

[Signature Page to First Amendment]

SYNOVUS FINANCIAL CORP, as a Lender

By:
	Name:	Chandra Cockrell
	Title:	Corporate Banker

[Signature Page to First Amendment]

CIBC BANK USA, as a Lender

By:
	Name:	Timothy P. Roberts
	Title:	Managing Director

[Signature Page to First Amendment]

ACKNOWLEDGMENT AND CONFIRMATION

Reference is made to the First Amendment to Credit Agreement, dated as of the date hereof (the “Amendment”), to the (i) Credit Agreement, dated as of December 12, 2016 (as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among BLUE BIRD CORPORATION, a Delaware corporation (“Holdings”), BLUE BIRD BODY COMPANY, a Georgia corporation (the “Borrower”), SCHOOL BUS HOLDINGS INC., a Delaware corporation, PEACH COUNTY HOLDINGS, INC., a Delaware corporation, BLUE BIRD GLOBAL CORPORATION,  Delaware corporation, as Intermediate Parents, the several banks and other financial institutions from time to time party thereunder (the “Lenders”), and BANK OF MONTREAL, as Issuing Bank, the Swingline Lender and the Administrative Agent for the Lenders thereunder (in such capacities, the “Administrative Agent”) and (ii) Collateral Agreement, dated as of December 12, 2016 (as amended, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Collateral Agreement”), among Holdings, the Borrower and the other Grantors (as defined therein) from time to time party thereto, in favor of the Administrative Agent, for the benefit of the Secured Parties.  Capitalized terms used herein but not defined have the meanings assigned to such terms in the below-defined Amended Credit Agreement.

(a)           The Credit Agreement is being amended and the Borrower is obtaining Supplemental Revolving Commitments and Supplemental Term Loans pursuant to the Amendment as set forth therein (the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).

(b)           Each of the undersigned parties hereby assigns, pledges and grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in all of its right, title and interest in and/or to the Collateral of such party to secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of such party.  Such security interest shall be governed in all respects by all of the terms contained in the Collateral Agreement.

(c)           Each of the undersigned hereby agrees, with respect to each Loan Document to which it is a party:

(i)            all of its obligations, liabilities and indebtedness under such Loan Document shall remain in full force and effect on a continuous basis regardless of the effectiveness of the Amendment; and

(ii)           all of the Liens and security interests in the Collateral created and arising under such Loan Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Amended Credit Agreement and the Collateral Agreement.

(d)           This Acknowledgment and Confirmation shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

(e)           THIS ACKNOWLEDGMENT AND CONFIRMATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ACKNOWLEDGMENT AND CONFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(f)            This Acknowledgment and Confirmation may be executed by one or more of the parties to this Acknowledgment and Confirmation on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Acknowledgment and Confirmation by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

[remainder of page intentionally left blank]

[Signature Page to First Amendment]

IN WITNESS WHEREOF, each of the undersigned has caused this Acknowledgment and Confirmation to be duly executed and delivered as of the date first written above.

BLUE BIRD CORPORATION

By:
Name:
Title:

BLUE BIRD BODY COMPANY

By:
Name:
Title:

SCHOOL BUS HOLDINGS INC.

By:
Name:
Title:

PEACH COUNTY HOLDINGS, INC.

By:
Name:
Title:

BLUE BIRD GLOBAL CORPORATION

By:
Name:
Title:

EXHIBIT A

See attached

Schedule 2.01

Commitments

LENDER	Revolving Initial Commitments	Supplemental Revolving Commitments	Total Revolving Commitments	Initial Term Commitments	Supplemental Term Commitments	Total Term Loan Commitments
BANK OF MONTREAL	$13,244,680.86	$2,191,560.76	$15,436,241.62	$26,136,170.26	$4,427,588.12	$30,563,758.38
FIFTH THIRD BANK	$12,127,659.57	$2,301,870.63	$14,429,530.20	$23,931,914.87	$4,638,554.93	$28,570,469.80
REGIONS BANK	$12,127,659.57	$2,301,870.63	$14,429,530.20	$23,931,914.87	$4,638,554.93	$28,570,469.80
BANK OF AMERICA, N.A.	$7,340,425.53	$2,391,118.09	$9,731,543.62	$14,485,106.39	$4,783,349.99	$19,268,456.38
BANK OF THE WEST	$7,340,425.53	$2,391,118.09	$9,731,543.62	$14,485,106.39	$4,783,349.99	$19,268,456.38
JPMORGAN CHASE BANK	$7,340,425.53	$2,391,118.09	$9,731,543.62	$14,485,106.39	$4,783,349.99	$19,268,456.38
SANTANDER BANK, N.A.	$6,382,978.72	$3,348,564.90	$9,731,543.62	$12,595,744.66	$6,672,711.72	$19,268,456.38
BRANCH BANKING & TRUST CO.	$4,308,510.63	$1,396,187.37	$5,704,698.00	$8,502,127.65	$2,793,174.35	$11,295,302.00
CAPITAL ONE BANK, N.A.	$0.00	$4,697,986.58	$4,697,986.58	$0.00	$9,302,013.42	$9,302,013.42
SYNOVUS FINANCIAL CORP.	$3,191,489.36	$1,003,141.51	$4,194,630.87	$6,297,872.36	$2,007,496.77	$8,305,369.13
CIBC BANK USA	$1,595,744.70	$585,463.35	$2,181,208.05	$3,148,936.16	$1,169,855.79	$4,318,791.95
TOTAL	$75,000,000.00	$25,000,000.00	$100,000,000.00	$148,000,000.00	$50,000,000.00	$198,000,000.00